Exhibit 10(t)

                             NOTE PURCHASE AGREEMENT

      AGREEMENT entered into as of the 28th day of February, 2003, by and between St. Albans Partners, Ltd. ("Seller") and Pharmos Corporation, a Nevada corporation having its principal offices at 99 Wood Avenue South, Suite 301, Iselin, New Jersey 08830 ("Purchaser" or the "Company").

      WHEREAS, upon the terms and conditions hereof, the Purchaser desires to purchase, and the Seller desires to sell, an aggregate of One Million One Hundred Twenty Five Thousand Six Hundred Eighty Eight Dollars ($1,125,688) principal amount of 6% Convertible Debentures represented by certificates nos. 6 and 7 for $562,844 each (the "Notes"), purchased by Seller from the Company pursuant to that certain Purchase Agreement, dated September 1, 2000, by and among Seller, Purchaser and certain other parties (the "Purchase Agreement"). Certain terms and conditions of the Notes were modified by that certain Amendment Agreement dated December 31, 2001 by and among Seller, Purchaser and certain other parties (the "Amendment Agreement"). The Purchase Agreement and the Amendment Agreement are referred to collectively herein as the "Note Purchase Agreements." Terms not defined herein shall have the meanings ascribed to them in the Note Purchase Agreements.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Seller and the Purchaser hereby agree as follows:

                           SECTION 1: SALE OF THE NOTE

      1.1 Sale of the Note. Subject to the terms and conditions hereof, the Seller will sell and deliver to the Purchaser and the Purchaser will purchase from the Seller, upon the execution and delivery hereof, the Note for an aggregate of One Million Two Hundred Twenty Three Thousand Nine Hundred Sixty Dollars and 56/00 ($1,223,960.56) (the "Purchase Price"). Seller represents and warrants that it is the sole owner of the Notes, free and clear of all claims, liens or encumbrances of any nature. Seller agrees to waive any claim for accrued but unpaid interest.

                        SECTION 2: CLOSING DATE; DELIVERY

      2.1 Closing Date. The closing of the purchase and sale of the Notes hereunder (the "Closing") shall be held within ten (10) days of the execution of this Agreement, or as otherwise may be agreed by the parties, at the offices of Seller's attorneys, Feldman Weinstein LLP.

      2.2 Delivery at Closing. At the Closing, Seller will deliver to the Purchaser original certificates in Seller's name representing the Notes and Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to such account as is designated by Seller. Seller may offset the Purchase Price against any amounts otherwise due the Purchaser under any other agreement between them.

              SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS

      The parties hereto represent, warrant and covenant, solely as to themselves, as follows:

      3.1 As of the date hereof, Seller has no claims against the Company pursuant to the Notes for any amounts outstanding or any default thereunder. Seller is not aware of any default or any events which may give rise to an event of default pursuant to the Notes.

      3.2 Seller agrees not to convert any portion of the Notes prior to Closing.

      3.3 As of the date hereof, the Company has no claims against Seller pursuant to the Notes or otherwise. The Company is not aware of any default by Seller or any events which may give rise to an event of default under the Notes. The Company hereby releases, acquits and forever discharges Seller from any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever arising under the Notes, which the Company ever had, now has or may have against Seller.

      3.4 The Company hereby represents and warrants to Seller as of the date hereof that the Company has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The Company further represents and warrants that this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.


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      3.5 The Company hereby represents and warrants it has performed all agreements and satisfied all conditions required to be performed or satisfied prior to the date hereof under the Original Transaction Documents and all other documents executed pursuant to the Note Purchase Agreements when and as required.

      3.6 The Company hereby represents that no Event of Default (as defined in the Note) has occurred, is likely to occur or is threatened, and no event has occurred which constitutes or would constitute an Event of Default with notice or the passage of time or both, as of the date hereof.

      3.7 The execution, delivery and performance of this Agreement and compliance therewith by Purchaser and Seller, and the purchase and sale of the Notes, will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser or Seller is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser or Seller is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser or Seller pursuant to any such term.

                            SECTION 4: MISCELLANEOUS

      4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to conflicts of laws principles thereof.

      4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

      4.3 Assignment. This Agreement may not be assigned by either party hereto.

      4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

      4.5 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

      4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

      4.7 No Modification. Except as set forth herein, the Note Purchase Agreements, the Original Transaction Documents and all other documents and instruments executed in connection therewith shall remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                        PHARMOS CORPORATION


                                        By:    s/ ROBERT W. COOK
                                               ---------------------------------
                                        Name:  Robert W. Cook
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        ST. ALBANS PARTNERS, LTD.


                                        By:    S/ JOHN B. WAGNER
                                               ---------------------------------
                                        Name:  John B. Wagner
                                        Title: Partner


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